Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION OF MAGNOLIA

On July 31, 2018 (the “Closing”) Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”), consummated its business combination with EnerVest, Ltd. (“EnerVest”)’s South Texas Division ( the “Business Combination”). In connection with the consummation of the Business Combination, the Company changed its name from TPG Pace Energy Holdings Corp. to Magnolia Oil & Gas Corporation.

The unaudited pro forma condensed combined consolidated statement of operations of the Company for the six months ended June 30, 2018 combines the historical statement of operations of the Company and certain oil and natural gas assets located primarily in the Karnes County portion of the Eagle Ford Shale in South Texas (the “Karnes County Business”) which were contributed to the Company by certain affiliates of EnerVest, (the “Karnes County Contributors”) in connection with the Business Combination for the six months ended June 30, 2018, the historical statement of revenue and direct operating expenses of certain oil and natural gas assets located primarily in the Giddings Field of the Austin Chalk (the “Giddings Assets”) purchased by the Company from certain affiliates of EnerVest (the “Giddings Sellers”) in connection with the Business Combination for the six months ended June 30, 2018, and the historical revenue and direct operating expenses of certain oil and natural gas assets acquired by the Karnes County Contributors on March 1, 2018 (the “Subsequent Gulftex Assets”) for the period from January 1, 2018 to March 1, 2018, giving effect to the Business Combination and related transactions listed below (collectively, the “Transactions”) as if they had been consummated on January 1, 2017. The unaudited pro forma condensed combined consolidated statement of operations of the Company for the year ended December 31, 2017 combines the historical statement of operations of the Company for the period from February 14, 2017 (Inception) to December 31, 2017, the historical statement of operations of the Karnes County Business for the year ended December 31, 2017, the historical statements of revenues and direct operating expenses of each of the Giddings Assets and the Subsequent Gulftex Assets for the year ended December 31, 2017, and the certain assets acquired by the Karnes County Business on January 31, 2017 from BlackBrush Karnes Properties, LLC (the “Subsequent BlackBrush Assets”) for the period from January 1, 2017 to January 31, 2017, giving effect to the Transactions as if they had been consummated on January 1, 2017. The unaudited pro forma condensed combined consolidated balance sheet of the Company as of June 30, 2018 presents the historical balance sheet of the Company, after giving effect to the Transactions as if they had been consummated on June 30, 2018. As discussed further in the notes to these unaudited pro forma condensed combined consolidated financial statements, the “Transactions” for purposes hereof include the following:

a.

the acquisition by the Company of the Karnes County Business, the Giddings Assets and approximately 35% membership interest (the “Ironwood Interest”, together with the Karnes County Business, the Giddings Assets, the “Target Assets”) in Ironwood Eagle Ford Midstream, LLC, a Texas limited liability company (“Ironwood Eagle Ford Midstream”) in connection with the Business Combination and the payment of the consideration therefor;

b.	the completion of the issuance and sale of 35,500,000 shares of Class A Common Stock in a private placement (the “PIPE Investment”) to qualified institutional buyers and accredited investors;

c.	the issuance of $400 million aggregate principal amount of the Company’s 6.000% senior notes due 2026 (the “Senior Notes”);

d.	the conversion of shares of the Company’s Class F Common Stock to shares of Class A Common Stock upon completion of the Business Combination; and

e.	the redemption of 900 shares of the Company’s Class A Common Stock.

Specifically, the historical financial statements have been adjusted in these unaudited pro forma condensed combined consolidated financial statements to give pro forma effect to events that are: (i) directly attributable to the Transactions; (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined consolidated statement of operations, expected to have a continuing impact on the Company’s results following the completion of the Transactions.

The unaudited pro forma condensed combined consolidated financial statements have been developed from and should be read in conjunction with:

a.	the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements;

b.

the historical audited financial statements of the Company as of December 31, 2017, and for the period from February 14, 2017 (Inception) to December 31, 2017, included in the Company’s proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2018;

c.

the historical unaudited financial statements of the Company as of, and for the six months ended, June 30, 2018, included in the Company’s Quarterly Report for the period ended June 30, 2018, filed with the SEC on August 14, 2018 (the “Quarterly Report”);

d.	the historical audited financial statements of the Karnes County Business as of December 31, 2017, and for the year then ended, included in the Proxy Statement;

e.

the historical unaudited financial statements of the Karnes County Business as of, and for the six months ended, June 30, 2018, attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K (the “Current Report”) filed with the SEC on August 14, 2018;

f.

the historical audited statements of revenues and direct operating expenses of the Giddings Assets for the year ended December 31, 2017, the Subsequent GulfTex Assets for the year ended December 31, 2017, and the Subsequent BlackBrush Assets for the one (1) month period ended January 31, 2017, included in the Proxy Statement;

g.

the historical unaudited statements of revenues and direct operating expenses of the Giddings Assets for the six months ended June 30, 2018, attached as Exhibit 99.3 in the Current Report filed with the SEC on August 14, 2018.

h.	other information relating to the Company, Karnes County Business, the Target Assets and the Transactions included in in the Proxy Statement, the Quarterly Report and the Current Report.

Under the Company’s amended and restated certificate of incorporation, any holders of its Class A common stock were able to elect that such shares be redeemed at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) that held the proceeds from the Company’s initial public offering and a concurrent private placement of warrants to TPG Pace Energy Sponsor, LLC as of two (2) business days prior to the consummation of an initial business combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements, subject to an annual limit of $750,000, and/or to pay its taxes, divided by the number of then-outstanding public shares, subject to certain limitations. At July 27, 2018, the per share redemption price was $10.09.

At the closing of the Business Combination, public stockholders holding 900 shares of Class A Common Stock elected to have such shares redeemed for an aggregate amount of $9,081.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed combined consolidated financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined consolidated financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Transactions.

Magnolia Oil & Gas Corporation

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Year Ended December 31, 2017

(in thousands, except share information)

	Magnolia Oil & Gas Corporation	Karnes County Business	Giddings Assets	Subsequent GulfTex Assets	Subsequent BlackBrush Assets	Pro Forma Adjustments		Pro Forma
	(a)	(b)	(c)	(d)	(e)
REVENUES:
Oil Sales	$—	$350,204	$31,725	$70,423	$2,210	$—		$454,562
Gas Sales	—	25,916	23,486	3,409	139	—		52,950
NGL Sales	—	27,074	16,909	4,142	77	—		48,202

	—	403,194	72,120	77,974	2,426	—		555,714
OPERATING COSTS AND EXPENSES:
Lease operating expenses	—	31,925	26,167	1,574	104	—		59,770
Gathering, transportation and processing	—	14,210	—	2,057	—	—		16,267
Production taxes	—	17,837	3,241	3,661	124	—		24,863
Exploration costs	—	700	—	—	—	—		700
Asset retirement obligations accretion expense	—	232	—	—	—	1,523	(f)	1,755
Depreciation, depletion and amortization	—	129,711	—	—	—	117,070	(f)	246,781
General and administrative expenses	899	18,568	—	—	—	23,500	(g)	42,967
Other	153	—	—	—	—	—		153

Total operating costs and expenses	1,052	213,183	29,408	7,292	228	142,093		393,256

OPERATING INCOME (LOSS)	(1,052)	190,011	42,712	70,682	2,198	(142,093)		162,458
OTHER INCOME (EXPENSE), NET
Interest income (expense), net	3,646	—	—	—	—	(3,646)	(h)	(29,487)
						(25,078)	(i)
						(4,409)	(i)
Gain (loss) on derivatives, net	—	(8,488)	—	—	—	—		(8,488)
Other income (expense), net	—	92	—	173	—	—		265

Total other income (expense), net	3,646	(8,396)	—	173	—	(33,133)		(37,710)
INCOME BEFORE INCOME TAX EXPENSE	2,594	181,615	42,712	70,855	2,198	(175,226)		124,748
INCOME TAX EXPENSE	(1,062)	(2,741)	—	—	—	(24,483)	(j)	(28,286)

NET INCOME	1,532	178,874	42,712	70,855	2,198	(199,709)		96,462

LESS: Net income attributable to non-controlling interests	—	—	—	—	—	(45,047)	(k)	(45,047)

NET INCOME ATTRIBUTABLE TO STOCKHOLDERS	$1,532	$178,874	$42,712	$70,855	$2,198	$(244,756)		$51,415

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (l)
BASIC	62,920,561							130,210,585

DILUTED	62,920,561							214,150,009

NET INCOME PER COMMON SHARE (l)
BASIC	$0.02							$0.39

DILUTED	$0.02							$0.38

The accompanying notes are an integral part of these unaudited

Pro forma condensed combined consolidated financial statements

Magnolia Oil & Gas Corporation

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Six Months Ended June 30, 2018

(in thousands, except share information)

	Magnolia Oil & Gas Corporation	Karnes County Business	Giddings Assets	Subsequent GulfTex Assets	Pro Forma Adjustments		Pro Forma Combined
	(a)	(b)	(c)	(d)
REVENUES:
Oil Sales	$—	$330,637	$32,802	$22,292	$—		$385,731
Gas Sales	—	18,489	13,610	1,076	—		33,175
NGL Sales	—	23,173	12,667	1,410	—		37,250

Total operating revenues	—	372,299	59,079	24,778	—		456,156
OPERATING COSTS AND EXPENSES:
Lease operating expenses	—	26,371	16,971	1,580	—		44,922
Gathering, transportation and processing	—	8,854	—	—	—		8,854
Production taxes	—	16,972	2,752	1,161	—		20,885
Exploration costs	—	452	—	—	—		452
Asset retirement obligations accretion expense	—	83	—	—	795	(e)	878
Depreciation, depletion and amortization	—	114,714	—	—	40,538	(e)	155,252
General and administrative expenses	10,888	11,009	—	—	862	(f)	22,759

Total operating costs and expenses	10,888	178,455	19,723	2,741	42,195		254,002

OPERATING INCOME (LOSS)	(10,888)	193,844	39,356	22,037	(42,195)		202,154
OTHER INCOME (EXPENSE), NET
Interest income (expense), net	4,682	—	—	—	(4,682)	(g)	(14,850)
					(12,633)	(h)
					(2,217)	(h)
Gain (loss) on derivatives, net	—	(21,992)	—	—	—		(21,992)
Other income (expense), net	—	982	—	—	—		982

Total other income (expense), net	4,682	(21,010)	—	—	(19,532)		(35,860)

INCOME BEFORE INCOME TAX EXPENSE	(6,206)	172,834	39,356	22,037	(61,727)		166,294
INCOME TAX EXPENSE	1,302	(1,019)	—	—	(22,052)	(i)	(21,769)

NET INCOME	(4,904)	171,815	39,356	22,037	(83,779)		144,525

LESS: Net income attributable to non-controlling interests	—	—	—	—	(60,049)	(j)	(60,049)

NET INCOME ATTRIBUTABLE TO STOCKHOLDERS	$(4,904)	$171,815	$39,356	$22,037	$(143,828)		$84,476

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (k)
BASIC	81,250,000						148,540,024

DILUTED	81,250,000						150,599,645

NET INCOME PER COMMON SHARE (k)
BASIC	$(0.06)						$0.57

DILUTED	$(0.06)						$0.56

The accompanying notes are an integral part of these unaudited

Pro forma condensed combined consolidated financial statements

Magnolia Oil & Gas Corporation

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

At June 30, 2018

(in thousands, except share information)

	Magnolia Oil &Gas Corporation	Target Assets	PIPE Investment	Senior Notes	Pro Forma Adjustments		Pro Forma Combined
	(a)	(b)	(c)	(d)
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$242	$(1,219,217)	$355,000	$400,000	$655,323	(e)	$114,885
				(11,018)	(23,750)	(f)
					(30,800)	(g)
					(10,886)	(h)
					(9)	(i)
Deferred financing costs	826				10,886	(h)	11,712
Other current assets	113	—	—	—	—		113

Total current assets	1,181	(1,219,217)	355,000	388,982	600,764		126,710

PROPERTY, PLANT AND EQUIPMENT:
Proved oil and natural gas properties	—	1,456,639	—	—	—		1,456,639
Unproved oil and natural gas properties	—	1,370,100	—	—	—		1,370,100

Total property, plant and equipment-net	—	2,826,739	—	—	—		2,826,739

OTHER ASSETS:
Investments held in Trust Account	655,323	—	—	—	(655,323)	(e)	—
Deferred tax asset	2,306	—	—	—	(2,306)	(j)	—
Intangible asset	—	—	—	—	44,400	(k)	44,400
Equity method investment	—	18,100	—	—	—		18,100

Total other assets	657,629	18,100	—	—	(613,229)		62,500

TOTAL	$658,810	$1,625,622	$355,000	$388,982	$(12,465)		$3,015,949

LIABILITIES AND OWNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$10,556	$—	$—	$—	$(10,556)	(g)	$—
Federal income taxes payable	25	—	—	—	—		25
Sponsor Loan	1,000	—	—	—	(1,000)	(f)	—

Total current liabilities	11,581	—	—	—	(11,556)		25

LONG-TERM LIABILITIES
Long-term debt	—	—	—	388,982	—		388,982
Deferred underwriting compensation	22,750	—	—	—	(22,750)	(f)	—
Asset retirement obligations	—	29,239	—	—	—		29,239
Deferred taxes	—	—	—	—	39,615	(j)	39,615
Earn-out liability	—	23,200	—	—	—		23,200

Total long-term liabilities	22,750	52,439	—	388,982	16,865		481,036

COMMITMENTS AND CONTINGENCIES
CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION; 61,947,892 shares (at redemption value of $10.00 per share)	619,479	—	—	—	(619,479)	(l)	—
STOCKHOLDERS’ EQUITY
Preferred Stock; 1,000,000 shares authorized (at $0.0001 par value per share); none issued or outstanding	—	—	—	—	—		—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 3,052,108 shares issued and outstanding	—	3	4	—	6	(l)	15
					2	(m)
Class B common stock, $0.0001 par value;	—	8	—	—	—		8
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 16,250,000 shares issued and outstanding	2	—	—	—	(2)	(m)	—
Additional Paid in Capital	8,370	1,573,172	354,996	—	619,473	(l)	1,645,439
					(39,615)	(j)
					(9)	(i)
					(915,348)	(n)
					44,400	(k)
Accumulated Deficit	(3,372)	—	—	—	(20,244)	(g)	(25,922)
					(2,306)	(j)

Total stockholders’ equity	5,000	1,573,183	355,000	—	(313,643)		1,619,540
Non-controlling interests	—	—	—	—	915,348	(n)	915,348

Total equity	5,000	1,573,183	355,000	—	601,705		2,534,888

TOTAL	$658,810	$1,625,622	$355,000	$388,982	$(12,465)		$3,015,949

The accompanying notes are an integral part of these unaudited

Pro forma condensed combined consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed combined consolidated financial statements have been prepared assuming the Business Combination is accounted for using the acquisition method of accounting with the Company as the acquiring entity. Under the acquisition method of accounting, the Company’s assets and liabilities will retain their carrying values and the assets and liabilities associated with the Target Assets (as defined below) will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill.

The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by the Company, who was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs incurred as part of the Business Combination and the other related Transactions include estimated fees related to the issuance of long-term debt, as well as advisory, legal and accounting fees.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with (i) the Company’s historical audited financial statements as of December 31, 2017, and for the period from February 14, 2017 (Inception) to December 31, 2017, included in the Proxy Statement, and the Company’s historical unaudited financial statements as of and for the six months ended June 30, 2018, included in the Quarterly Report; (ii) the Karnes County Business’s historical audited financial statements as of December 31, 2017 and 2016, and for the years then ended, and for the period from September 30, 2015 (Inception) to December 31, 2015, each included in the Proxy Statement, and the Karnes County Business’s historical unaudited financial statements as of, and for the six months ended, June 30, 2018 attached as Exhibit 99.2 to the Current Report filed with the SEC on August 14, 2018; (iii) the audited statements of revenues and direct operating expenses of the Giddings Assets for the years ended December 31, 2017, 2016 and 2015, each included in the Proxy Statement, and the historical unaudited statements of revenues and direct operating expenses of the Giddings Assets for the six months ended June 30, 2018 attached as Exhibit 99.3 to the Current Report filed with the SEC on August 14, 2018; (iv) the statements of revenues and direct operating expenses of the Subsequent GulfTex Assets for the year ended December 31, 2017 included in the Proxy Statement; and (v) the statements of revenues and direct operating expenses of the Subsequent BlackBrush Assets for the years ended December 31, 2016 and 2015, and the month ended January 31, 2017, each included in the Proxy Statement.

The pro forma adjustments represent management’s estimates based on information available as of the date of condensed combined consolidated financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Transactions that are not expected to have a continuing impact.

Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrently with the consummation of the Transactions are not included in the unaudited pro forma condensed combined consolidated statement of operations. However, the impact of such transaction expenses is reflected in the unaudited pro forma condensed combined consolidated balance sheet as a decrease to retained earnings and a decrease to cash.

The unaudited pro forma condensed consolidated statements of operations presented herein are not indicative of our operations going forward because they present only the revenues and direct operating expenses of the Giddings Assets, the Subsequent GulfTex Assets and the Subsequent BlackBrush Assets and omit certain other operating expenses, including general and administrative expenses.

2. Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Statement of Operations for the Year Ended December 31, 2017:

a.	Represents the Company historical statement of operations for the period from February 1, 2017 (Inception) to December 31, 2017.

b.	Represents the Karnes County Business’s historical statement of operations for the year ended December 31, 2017.

c.	Represents the Giddings Assets revenues and direct operating expenses for the year ended December 31, 2017.

d.	Represents the Subsequent GulfTex Assets revenues and direct operating expenses for the year ended December 31, 2017.

e.

Represents the Subsequent BlackBrush Assets revenues and direct operating expenses for the period from January 1, 2017 to January 31, 2017. All revenue and direct operating expenses attributable to the Subsequent BlackBrush Assets after January 31, 2017 are reflected in the Karnes County Business’s historical statement of operations for the year ended December 31, 2017.

f.

Represents (i) the adjustments to record additional depreciation, depletion, and amortization expense ($106.0 million) and (ii) accretion of the asset retirement obligation expense ($1.5 million) with respect to the Target Assets, had they been acquired on January 1, 2017, and (iii) amortization of one (1) year of the fair value of the intangible asset associated with the 4,000,000 shares of Class A common stock potentially issuable to EnerVest under the non-competition agreement entered into with EnerVest in connection with the Business Combination (the “Non-Compete Agreement”) ($11.1 million). The Company has preliminarily determined that this fair value should be amortized over a four (4) year period.

g.

Represents the fixed annual service fee of $23.5 million payable to EnerVest to provide the Company services identical to the services historically provided by EnerVest in operating the Target Assets. The per-well overhead payment of approximately $7.0 million annually is already reflected in the historical operating expenses of the Target Assets.

h.

Represents the adjustment to eliminate historical interest income of the Company associated with the investments that were previously held in the Trust Account, which were used to fund a portion of the cash consideration in the Business Combination, had such use occurred on January 1, 2017.

i.

Represents (i) interest expense attributable to the issuance of the $400 million aggregate principal amount of the notes, assuming an effective interest rate of 6.44%, including amortization of estimated debt issue costs, had the issuance occurred on January 1, 2017 and (ii) commitment fees of approximately $2.1 million and amortization of $2.3 million of estimated debt issuance costs related to the Company’s undrawn reserve-based credit facility.

j.

Represents the associated income tax effect on the interest in the historical results of the Target Assets and the pro forma adjustments attributable to the Company, using an estimated combined federal and state statutory income tax rate of approximately 36%, which reflects the corporate rate enacted at the pro forma period dates. The Tax Cuts and Jobs Act (“TCJA”) enacted on December 22, 2017 reduced the corporate tax rate to 21% for returns filed in and following 2018.

k.

Represents net income attributable to non-controlling interests. The non-controlling interest represents the ownership of Magnolia Oil & Gas Parent LLC (f/k/a TPG Pace Energy Parent LLC), a Delaware limited liability company (“Magnolia LLC”), by the Karnes County Contributors, which consists of 83.9 million units in Magnolia LLC (and a corresponding number of shares of Class B Common Stock). The Company’s majority ownership interest percentage of 63.89% is based on the proportionate amount of the Company’s Class A Common Stock shares outstanding (148.5 million shares) to the total shares outstanding, inclusive of Class A Common Stock and Class B Common Stock.

l.

Reflects the adjustment to basic and diluted income per common share for the effect of the Transactions had such Transactions occurred on January 1, 2017. For more information, see Note 3, Pro Forma Earnings Per Share.

Pro Forma Adjustments to the Statement of Operations for the six Months Ended June 30, 2018:

a.	Represents the Company historical statement of operations for the six months ended June 30, 2018.

b.	Represents the Karnes County Business’s historical statement of operations for the six months ended June 30, 2018.

c.	Represents the Giddings Assets revenues and direct operating expenses for the six months ended June 30, 2018.

d.

Represents the Subsequent GulfTex Assets revenues and direct operating expenses for the period from January 1, 2018 to March 1, 2018. All revenue and direct operating expenses attributable to the Subsequent GufTex Assets after March 1, 2018 are reflected in the Karnes County Business’s historical statement of operations for the six months ended June 30, 2018.

e.

Represents (i) the adjustments to record additional depreciation, depletion, and amortization expense ($35.0 million) and (ii) accretion of the asset retirement obligation expense ($0.8 million) with respect to the Target Assets, had they been acquired on January 1, 2017, and (iii) amortization of six (6) months of the fair value of the intangible asset associated with the 4,000,000 shares of Class A common stock potentially issuable to EnerVest under the Non-Compete Agreement ($5.6 million). The Company has preliminarily determined that this fair value should be amortized over a four (4) year period.

f.

Represents (i) an adjustment to reflect six months ($11.8 million) of the fixed annual service fee payable to EnerVest to provide the Company services identical to the services historically provided by EnerVest in operating the Target Assets. The per-well overhead payment is already reflected in the historical operating expenses of the Target Assets, and (ii) offset by an adjustment of $10.9 million of non-recurring, acquisition-related transaction cost previously expensed by the Company.

g.

Represents the adjustment to eliminate historical interest income of the Company associated with the investments that were previously held in the Trust Account, which will be used to fund a portion of the cash consideration in the Business Combination, had such use occurred on January 1, 2017.

h.

Represents (i) interest expense attributable to the issuance of the $400 million aggregate principal amount of the notes, assuming an effective interest rate of 6.44%, including amortization of estimated debt issue costs, had the issuance occurred on January 1, 2017 and (ii) commitment fees of approximately $1.0 million and amortization of $1.2 million of estimated debt issuance costs related to the Company’s undrawn reserve-based credit facility.

i.

Represents the associated income tax effect on the interest in the historical results of the Target Assets and the pro forma adjustments attributable to the Company, using an estimated combined federal and state statutory income tax rate of approximately 21%, which reflects the corporate rate enacted at the pro forma period dates. The TCJA enacted on December 22, 2017 reduced the corporate tax rate to 21% for returns filed in and following 2018.

j.

Represents net income attributable to non-controlling interests. The non-controlling interest represents the ownership of Magnolia LLC by the Karnes County Contributors, which consists of 83.9 million units in Magnolia LLC (and a corresponding number of shares of Class B Common Stock). The Company’s majority ownership interest percentage of 63.89% is based on the proportionate amount of the Company’s Class A Common Stock shares outstanding (148.5 million shares) to the total shares outstanding, inclusive of Class A Common Stock and Class B Common Stock.

k.

Reflects the adjustment to basic and diluted income per common share for the effect of the Transactions had such Transactions occurred on January 1, 2017. For more information, see Note 3, Pro Forma Earnings Per Share.

Pro Forma Adjustments to the Balance Sheet:

a.	Represents the Company historical balance sheet as of June 30, 2018.

b.	Represents the acquisition of the Target Assets. A summary of the preliminary purchase consideration and the preliminary fair value of the assets acquired and liabilities assumed is as follows (in thousands):

Consideration:
Cash	$1,219,217
Fair value of Class A Common Stock	391,028	(i)
Fair value of Class B Common Stock	1,032,455	(i)
Preliminary fair value of Karnes County Sellers’ Class A Common Stock earn-out	149,700	(ii)
Preliminary fair value of the Giddings Sellers’ cash earnout	23,200	(iii)

Total Consideration	$2,815,600

Preliminary Fair Value of Net Assets Acquired:
Preliminary fair value of assets acquired:
Oil and Gas Properties:
Proved properties	$1,456,639
Unproved properties	1,370,100

Total oil and gas properties	2,826,739	(iv)
Equity method investment	18,100	(v)

Total preliminary fair value of assets acquired	2,844,839
Preliminary fair value of liabilities assumed:
Asset retirement obligation	(29,239	)(iv)

Total preliminary fair value of liabilities assumed	(29,239)

Total Preliminary Fair Value of Net Assets Acquired	$2,815,600

(i)

The fair value of the Class A Common Stock and Class B Common Stock was determined by reference to the Company’s Class A Common Stock on July 31, 2018 ($12.30), multiplied by the 31.8 million shares of Class A Common Stock and 83.9 million shares of Class B Common Stock issued to the Karnes County Contributors.

(ii)	Pursuant to ASC 805 and ASC Topic 480, Distinguishing Liabilities From Equity (“ASC 480”), we have determined that the potential 13.0 million shares of Class A common stock which can be earned by the Karnes County Contributors should be valued at fair value and classified in stockholders’ equity. The preliminary fair value of the shares was determined using the Monte Carlo simulation valuation method based on Level 3 inputs using the fair value hierarchy. The key inputs included the quoted market price for the Class A common stock, EBITDA and free cash flow projections, risk-adjusted discount rates, correlations, market volatility of a peer group of companies similar to the Company, an expected life for each tranche based on the remaining contractual term of the earn-out and risk-free rates based on U.S. Treasury Constant Maturity curve. We will be obligated to issue an additional 4.5 million shares of common stock to certain affiliates of EnerVest in connection with the satisfaction of the first earnout threshold pursuant to the Karnes County Contribution Agreement.
(iii)	Pursuant to ASC 805 and ASC 480, we have determined that the potential cash earnout to the Giddings Sellers should be valued at fair value and classified in liability. The preliminary fair value of the liability was determined using the Monte Carlo simulation valuation method based on Level 3 inputs using the fair value hierarchy. The key inputs included net revenue projections, risk-adjusted discount rate for revenue, revenue volatility of a peer group of companies similar to the Company, an expected life based on the remaining contractual term of the earnout payment, risk-free rates based on U.S. Treasury Constant Maturity curve, and an appropriate discount rate for the liability payment.
(iv)

The fair value measurements of oil and natural gas properties and asset retirement obligations are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The preliminary fair values of oil and natural gas properties and asset retirement obligations were measured using valuation techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation of oil and natural gas properties include, but are not limited to recoverable reserves, production rates, future operating and development costs, future commodity prices, appropriate discounts rates, and other relevant data. These inputs required significant judgments and estimates by management at the time of the valuation and are the most sensitive and may be subject to change.

(v)

The preliminary fair value measurements of the Ironwood Interests are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The preliminary fair values were measured using valuation techniques that considered Ironwood Eagle Ford Midstream’s and guideline (or peer gathering system) companies’ historical and future earnings and multiples to arrive at a single amount. These valuations required significant judgments and estimates made by management based on assumptions believed to be reasonable at the time of the valuation, but which are inherently uncertain. The estimates and assumptions are sensitive and may be subject to change.

c.	Represents the net proceeds from the private placement of 35.5 million shares of Class A Common Stock at $10.00 per share pursuant to the PIPE Investment.

d.

Represents the net proceeds from the issuance of the notes. Gross proceeds of $400 million were reduced by an estimated $11.0 million in estimated debt issuance costs, which have been reflected as a reduction in the carrying value of the notes.

e.

Represents the adjustment related to the reclassification of the investments held in the Trust Account in the form of investments to cash and cash equivalents to reflect the fact that these investments are available for use in connection with the Business Combination.

f.	Represents the payment of (i) sponsor loan ($1 million) and (ii) deferred underwriting compensation ($22.8 million) upon completion of the Business Combination.

g.

Represents preliminary estimated transaction costs for advisory, banking, legal and accounting fees that are not able to be capitalized as part of the Transactions. In accordance with ASC 805, acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined consolidated balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings or accounts payable to the extent previously accrued by the Company. These costs are not included in the unaudited pro forma condensed combined consolidated statement of operations as they are directly related to the Business Combination and will be nonrecurring.

h.	Represents capitalizable financing costs associated with the Company’s undrawn, reserve-based revolving credit facility.

i.	Represents the aggregate amount associated with the redemption of 900 shares of Class A Common Stock at $10.09 per share.

j.

Represents adjustments for deferred income taxes related to (i) the reversal of the Company’s previously recorded deferred tax asset to retained earnings consistent with classification of the underlying transaction expenses ($2.3 million) and (ii) to establish a $39.6 million deferred tax liability related to outside basis difference resulting from the Business Combination recognized through APIC pursuant to ASC 740.

k.

Represents the preliminary fair value of the issuance of up to 4,000,000 shares of Class A common stock to EnerVest under the Non-Compete Agreement. Pursuant to ASC 805 and ASC 480, we have determined that the shares should be valued at fair value and classified in stockholders’ equity. The preliminary fair value of the shares was determined using the Monte Carlo simulation valuation method based on Level 3 inputs using the fair value hierarchy. The key inputs included the quoted market price for the Class A common stock, market volatility of a peer group of companies similar to the Company, an expected life for each tranche based on the remaining contractual term of the Non-Compete Agreement and risk-free rates based on U.S. Treasury Constant Maturity curve.

l.	Represents the reclassification of the redeemable portion of the Class A Common Stock upon termination of the redemption option.

m.	Represents the conversion of the Class F Common Stock to Class A Common Stock upon completion of the Business Combination.

n.

Represents the portion of equity (net assets) attributable to non-controlling interests. The non-controlling interest represents the ownership of Magnolia LLC by the Karnes County Contributors, which consists of 83.9 million units in Magnolia LLC (and a corresponding number of shares of Class B Common Stock). The Company’s majority ownership interest percentage of 63.89% is based on the proportionate amount of Class A Common Stock shares outstanding (148.5 million shares) to the total shares outstanding, inclusive of Class A Common Stock and Class B Common Stock.

3. Pro Forma Earnings Per Share

For the year ended December 31, 2017:

The table below reflects the adjustments to basic and fully diluted net income per common share for the effect of the Transactions had such Transactions occurred on January 1, 2017. The Company’s historical basic and fully diluted weighted average shares outstanding were determined based on common stock activity from February 14, 2017 (Inception) to December 31, 2017. No adjustment has been made to such historical activity. Had such historical activity been adjusted to reflect it having occurred on January 1, 2017, the Company’s pro forma net income per common share would have been $0.35.

Pro Forma
(in thousands except share and per share information)
Basic EPS
Numerator:
Net Income Attributable to Stockholders	$51,415

Denominator:
TPGE Historical Weighted Average Shares Outstanding	62,920,561
PIPE Investment	35,500,000
Redeemed Shares	(900)
Karnes County Contributors	31,790,924

Basic Weighted Average Shares Outstanding	130,210,585

Basic EPS Attributable to Stockholders	$0.39

Diluted EPS
Numerator:
Net Income Attributable to Stockholders	$51,415
Effect of Conversion of the Shares of the Company’s Class B Common Stock to Shares of the Company’s Class A Common Stock	29,060

Diluted Net Income Attributable to Stockholders	$80,475

Denominator:
Basic Weighted Average Shares Outstanding	130,210,585
Effect of Conversion of the Shares of the Company's Class B Common Stock to Shares of the Company’s Class A Common Stock	83,939,424

Diluted Weighted Average Shares Outstanding	214,150,009

Diluted EPS Attributable to Stockholders	$0.38

For the six months ended June 30, 2018:

The table below reflects the adjustments to basic and fully diluted net income per common share for the effect of the Transactions had such Transactions occurred on January 1, 2017. The Company’s historical basic and fully diluted weighted average shares outstanding were determined based on common stock activity from January 1, 2018 to June 30, 2018.

Pro Forma
(in thousands except share and per share information)
Basic EPS
Numerator:
Net Income Attributable to Stockholders	$84,476

Denominator:
TPGE Historical Weighted Average Shares Outstanding	81,250,000
PIPE Investment	35,500,000
Redeemed Shares	(900)
Karnes County Contributors	31,790,924

Basic Weighted Average Shares Outstanding	148,540,024

Basic EPS Attributable to Stockholders	$0.57

Diluted EPS
Numerator:
Net Income Attributable to Stockholders	$84,476

Denominator:
Basic Weighted Average Shares Outstanding	148,540,024
Effect of Exercise of the Company's Warrants into shares of Class A Common Stock	2,059,621

Diluted Weighted Average Shares Outstanding	150,599,645

Diluted EPS Attributable to Stockholders	$0.56

4. Supplementary Disclosure of Oil and Natural Gas Operations

Oil and Natural Gas Reserve Quantities

The following tables provide a pro forma rollforward of the crude oil, natural gas, natural gas liquids and total proved reserves for the year ended December 31, 2017, as well as pro forma proved developed and undeveloped reserves at the beginning and end of the year, as if the Transactions occurred on January 1, 2017. With respect to the reserve balances as of December 31, 2017, the tables below reflect the reserves of the Target Assets on a combined basis utilizing EnerVest’s five (5) year PUD development plan as of December 31, 2017, as adjusted to show the effect of applying the Company’s one (1) year development plan. For additional information, see the “Supplemental Oil and Gas Reserves Information (Unaudited)” included in the financial statements of the Karnes County Business, the Giddings Assets, the Subsequent GulfTex Assets and the Subsequent BlackBrush Assets included in the Proxy Statement.

	Crude Oil
	(Thousands of barrels)
	Karnes County Business	Giddings Assets	Subsequent GulfTex Assets	Subsequent BlackBrush Assets	Combined Target Assets	One-Year Development Plan Adjustments	Pro Forma
Proved developed and undeveloped reserves:
Balance as of January 1, 2017	87,183	—	—	—	87,183	—	87,183
Revisions of previous estimates	(20,302)	1,132	988	—	(18,182)	(67,782)	(85,964)
Purchases of minerals in place	4,416	5,173	1,511	51	11,151	—	11,151
Extensions and discoveries	27,560	775	11,047	—	39,382	—	39,382
Production	(7,154)	(636)	(1,268)	(51)	(9,109)	—	(9,109)

Balance as of December 31, 2017	91,703	6,444	12,278	—	110,425	(67,782)	42,643

Proved developed reserves:
Balance as of January 1, 2017	21,055	—	—	—	21,055	—	21,055
Balance as of December 31, 2017	27,977	5,030	5,923	—	38,930	(3,038)	35,892
Proved undeveloped reserves:
Balance as of January 1, 2017	66,128	—	—	—	66,128	—	66,128
Balance as of December 31, 2017	63,726	1,414	6,355	—	71,495	(64,744)	6,751

	Natural Gas
	(Millions of cubic feet)
	Karnes County Business	Giddings Assets	Subsequent GulfTex Assets	Subsequent BlackBrush Assets	Combined Target Assets	One-Year Development Plan Adjustments	Pro Forma
Proved developed and undeveloped reserves:
Balance as of January 1, 2017	165,250	—	—	—	165,250	—	165,250
Revisions of previous estimates	(69,639)	14,125	998	—	(54,516)	(99,444)	(153,960)
Purchases of minerals in place	7,781	65,231	1,286	57	74,355	—	74,355
Extensions and discoveries	53,371	4,587	10,227	—	68,185	—	68,185
Production	(8,579)	(8,202)	(1,190)	(57)	(18,028)	—	(18,028)

Balance as of December 31, 2017	148,184	75,741	11,321	—	235,246	(99,444)	135,802

Proved developed reserves:
Balance as of January 1, 2017	46,765	—	—	—	46,765	—	46,765
Balance as of December 31, 2017	52,341	65,200	5,575	—	123,116	1,540	124,656
Proved undeveloped reserves:
Balance as of January 1, 2017	118,485	—	—	—	118,485	—	118,485
Balance as of December 31, 2017	95,843	10,541	5,746	—	112,130	(100,984)	11,146

	Natural Gas Liquids
	(Thousands of barrels)
	Karnes County Business	Giddings Assets	Subsequent GulfTex Assets	Subsequent BlackBrush Assets	Combined Target Assets	One-Year Development Plan Adjustment	Pro Forma
Proved developed and undeveloped reserves:
Balance as of January 1, 2017	23,395	—	—	—	23,395	—	23,395
Revisions of previous estimates	(9,457)	1,406	154	—	(7,897)	(15,042)	(22,939)
Purchases of minerals in place	1,139	6,229	200	6	7,574	—	7,574
Extensions and discoveries	7,622	815	1,528	—	9,965	—	9,965
Production	(1,287)	(731)	(184)	(6)	(2,208)	—	(2,208)

Balance as of December 31, 2017	21,412	7,719	1,698	—	30,829	(15,042)	15,787

Proved developed reserves:
Balance as of January 1, 2017	6,572	—	—	—	6,572	—	6,572
Balance as of December 31, 2017	7,481	6,048	845	—	14,374	(122)	14,252
Proved undeveloped reserves:
Balance as of January 1, 2017	16,823	—	—	—	16,823	—	16,823
Balance as of December 31, 2017	13,931	1,671	853	—	16,455	(14,920)	1,535

	Total Equivalent Reserves
	(Thousands of barrels of oil equivalent)
	Karnes County Business	Giddings Assets	Subsequent GulfTex Assets	Subsequent BlackBrush Assets	Combined Target Assets	One-Year Development Plan Adjustment	Pro Forma
Proved developed and undeveloped reserves:
Balance as of January 1, 2017	138,120	—	—	—	138,120	—	138,120
Revisions of previous estimates	(41,366)	4,892	1,308	—	(35,166)	(99,398)	(134,564)
Purchases of minerals in place	6,852	22,274	1,925	67	31,118	—	31,118
Extensions and discoveries	44,077	2,355	14,280	—	60,712	—	60,712
Production	(9,871)	(2,734)	(1,650)	(67)	(14,322)	—	(14,322)

Balance as of December 31, 2017	137,812	26,787	15,863	—	180,462	(99,398)	81,064

Proved developed reserves:
Balance as of January 1, 2017	35,421	—	—	—	35,421	—	35,421
Balance as of December 31, 2017	44,181	21,945	7,697	—	73,823	(2,903)	70,920
Proved undeveloped reserves:
Balance as of January 1, 2017	102,699	—	—	—	102,699	—	102,699
Balance as of December 31, 2017	93,631	4,842	8,166	—	106,639	(96,495)	10,144

For the year ended December 31, 2017, extensions and discoveries for the combined Target Assets contributed 60,712 MBoe to proved reserves primarily as a result of successful drilling and completion activities and formation of new drilling units.

Additionally, there were net negative revisions for the combined Target Assets of 35,166 MBoe primarily resulting from net negative revisions to the proved reserves of the Karnes County Business of 41,366 MBoe.

Negative revisions to the Karnes County Business includes a decrease of 28,728 MBoe due to lower than expected well results as well as production forecasts being reduced to account for downtime on offset producing wells as a result of increased completion activity. As of December 31, 2016, certain wells were expected with reasonable certainty to perform in line with the historical type curve reflected in the Karnes County Contributors’ reserve estimates, but certain of the wells drilled by the Karnes County Contributors and other operators during 2017 ultimately generated lower than expected results, leading to certain changes to the Karnes County Business’s reserve model, including type curves used for various areas, resulting in negative revisions to both the Karnes County Contributors’ proved developed reserves and proved undeveloped reserves.

The negative revisions also included the Karnes County Business’s reclassification from proved undeveloped reserves to unproved reserves of 6,777 MBoe due primarily to the fact that several wells became uneconomic as a result of changes in expenses and development costs coupled with lower production forecasts. The remaining 8,858 MBoe of negative revisions to the Karnes County Business were primarily attributable to increases in drilling and completion costs and increased operating expenses associated with improved commodity prices and increasing industry activity.

The negative revisions to the Karnes County Business were offset partially by positive revisions of 2,997 MBoe attributable to higher commodity prices, related to previously uneconomic proved undeveloped reserves (2,616 MBoe) as well as existing proved undeveloped reserves (381 MBoe).

These net negative revisions associated with the Karnes County Business were partially offset by positive revisions of 6,200 MBoe in reserves associated with the Giddings Assets related to well performance changes based on wells drilled during the year related to the Giddings Assets exceeding expectations (1,923 MBoe) along with positive revisions attributable to higher commodity prices creating positive revisions related to previously uneconomic proved undeveloped reserves (1,964 MBoe) as well as existing proved undeveloped reserves (2,313 MBoe).

Standardized Measure of Discounted Future Net Cash Flows

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to proved reserves reflect the effect of income taxes assuming the Company’s proportionate share of its standardized measure had been subject to federal income tax as a subchapter C corporation. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions. With respect to the standardized measure of discounted future net cash flows as of December 31, 2017, the tables below reflect the standardized measure of discounted future net cash flows of the Target Assets on a combined basis utilizing EnerVest’s five (5) year PUD development plan as of December 31, 2017, as adjusted to show the effect of applying the Company’s one (1) year development plan. For additional information, see the “Supplemental Oil and Gas Reserves Information (Unaudited)” included in the financial statements of the Karnes County Business, the Giddings Assets, the Subsequent GulfTex Assets and the Subsequent BlackBrush Assets included in the Proxy Statement.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of our proved oil and gas properties. The data presented should not be viewed as representing the expected cash flow from or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The pro forma standardized measure of discounted estimated net cash flows related to proved oil and gas reserves was as follows as of December 31, 2017 (in thousands):

	Karnes County Business	Giddings Assets	Subsequent GulfTex Assets	Combined Target Assets	One-Year Development Plan Adjustments	Adjusted Combined Target Assets	Pro Forma Adjustments		Pro Forma
Future cash inflows	$5,410,210	$692,654	$725,749	$6,828,613	$(3,998,752)	$2,829,861	$—		$2,829,861
Future production costs	(1,510,903)	(280,057)	(171,445)	(1,962,405)	1,024,491	(937,914)	—		(937,914)
Future development costs	(1,009,922)	(50,350)	(74,945)	(1,135,217)	946,989	(188,228)	—		(188,228)
Future income tax expenses	(28,404)	(3,636)	(3,810)	(35,850)	20,993	(14,857)	(72,021	)(a)	(86,878)

Future net cash flows	2,860,981	358,611	475,549	3,695,141	(2,006,279)	1,688,862	(72,021)		1,616,841
10% annual discount for estimated timing of cash flows	(1,096,819)	(155,594)	(196,236)	(1,448,649)	916,869	(531,780)	11,316		(520,464)

Standardized measure of discounted future net cash flows	$1,764,162	$203,017	$279,313	$2,246,492	$(1,089,410)	$1,157,082	$(60,705)		$1,096,377

(a)

Reflects the associated income tax effect of the Company’s economic interest in Magnolia LLC’s pro forma adjustments, using an estimated combined federal and state statutory tax rate of approximately 21.0%.

The changes in the pro forma standardized measure of discounted estimated future net cash flows were as follows for the year ended December 31, 2017 (in thousands):

	Karnes County Business	Giddings Assets	Subsequent GulfTex Assets	Subsequent BlackBrush Assets	Combined Target Assets	One-Year Development Plan Adjustments	Adjusted Combined Target Assets	Pro Forma Adjustments		Pro Forma
Balance at January 1, 2017	$1,250,553	$—	$—	$—	$1,250,553	$—	$1,250,553	$(167,340	)(a)	$1,083,213
Net changes in prices and production costs	668,850	53,119	26,207	—	748,176	—	748,176	—		748,176
Changes in estimated future development costs	(11,136)	(1,450)	—	—	(12,586)	—	(12,586)	—		(12,586)
Sales and transfers of oil, natural gas liquids produced, net of production costs	(339,222)	(42,712)	(70,855)	(2,198)	(454,987)	—	(454,987)	—		(454,987)
Extensions, discoveries and improved recovery, less related costs	565,171	25,833	250,491	—	841,495	—	841,495	—		841,495
Purchase of minerals in place	71,822	120,531	18,073	2,198	212,624	—	212,624	—		212,624
Revisions and other	(797,957)	18,136	23,213	—	(756,608)	(1,089,410)	(1,846,018)	—		(1,846,018)
Development costs incurred during the period	234,100	18,086	17,348	—	269,534	—	269,534	—		269,534
Changes in income taxes	(4,387)	(671)	(1,923)	—	(6,981)	—	(6,981)	106,635	(b)	99,654
Accretion of 10% timing discount	126,368	12,145	1,831	—	140,344	—	140,344	—		140,344
Changes in timing and other	—	—	14,928	—	14,928	—	14,928	—		14,928

Balance at December 31, 2017	$1,764,162	$203,017	$279,313	$—	$2,246,492	$(1,089,410)	$1,157,082	$(60,705)		$1,096,377

(a)

Reflects the associated income tax effect of the Company’s economic interest in Magnolia LLC’s pro forma adjustments, using an estimated combined federal and state statutory tax rate of approximately 36.0%.

(b)

Reflects the associated income tax effect of the Company’s economic interest in Magnolia LLC’s pro forma adjustments, using an estimated combined federal and state statutory tax rate of approximately 21.0%.